UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2012

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 601-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On May 9, 2012, the board of directors of Mandalay Digital Group, Inc. (the “Company”) approved entering into customary indemnification agreements with its directors and executive officers. Current directors and executive officers are entering such agreement on or about May 10, 2012, and future directors and executive officers may enter such agreement from time to time. The indemnification agreement will require the Company to indemnify the director or executive officer to the fullest extent permitted by Delaware law, for certain liabilities to which he or she may become subject as a result of his or her affiliation or status with the Company, and provides for contribution rights and (subject to certain undertakings) advancement of expenses. This summary is qualified in its entirety by the terms and conditions of the indemnification agreement, a form of which is contained in Exhibit 10.01 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On May 6, 2012, the board of directors of the Company elected Mr. Christopher Rogers as a director. In connection with his election to the board of directors, Mr. Rogers received a grant of 433,333 shares of restricted stock of the Company under its 2011 Equity Incentive Plan, which shares will vest on the date that is one year from the date of grant and are subject to transfer restrictions for a period of two years following the date of grant, as well as the other terms and conditions applicable to grants under the 2011 Equity Incentive Plan.

In connection with his appointment, Mr. Rogers has not yet been appointed to serve as a member of any Board of Directors committee.

As it does with all directors and executive officers (as described in Item 1.01 of this Current Report), the Company will enter into an indemnification agreement with Mr. Rogers. See Item 1.01 for additional information about this agreement.

There are no related party transactions between the Company and Mr. Rogers that are subject to disclosure under Item 404(a) of Regulation S-K.

(e)         The information contained in or incorporated into in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference to the extent the indemnification agreement referenced therein is entered into with executive officers of the Company or any other person covered by Item 5.02(e).

Item 8.01	Other Events.

A copy of the press release issued on May 9, 2012 regarding Mr. Rogers’ election is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Indemnification Agreement with Directors and Executive Officers.
99.1	Press Release issued May 9, 2012 regarding Mr. Rogers’ election to the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: May 10, 2012	By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer